Exhibit 99.2
EMPLOYMENT AGREEMENT
THIS AGREEMENT is made effective as of October 28, 2013 (the "Effective Date"), by and between CITIZENS COMMUNITY FEDERAL and CITIZENS COMMUNITY BANCORP, INC. (the "Bank") and MARK C. OLDENBERG (the "Employee").
RECITALS
A.    The Bank wishes to assure retention of the services of the Employee for the period provided in this Agreement and on the terms and conditions set forth herein.
B.    The Employee is willing to serve in the employ of the Bank for said period and on the terms and conditions set forth herein.
C.    The parties believe it is in their best interests to make provision for certain aspects of their relationship during and after the period in which the Employee is employed by the Bank.
AGREEMENTS
In consideration of the recitals and mutual agreements which follow, the parties agree as follows:
1.Employment. The Employee is employed as the Chief Financial Officer of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors of the Bank ("Board") or the Chairman of the Board may from time to time reasonably direct, including normal duties as an officer of the Bank.
2.    Base Compensation. The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $150,000 gross per annum, payable not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary and, in its sole discretion, may decide to increase his salary.
3.    Discretionary Bonuses. The Employee may be entitled to cash bonuses at the sole discretion of the Board. The Board's discretion will be exercised consistent with key performance indicators developed by the Board after consideration of recommendations with respect thereto by the Compensation Committee of the Board and the Chief Executive Officer, along with such other then reasonable and relevant considerations concerning the Bank or the Employee that may affect whether a bonus is appropriate under the circumstances and the amount of such bonus. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

4.    Restricted Stock. The Employee may be entitled to grants of performance-based restricted stock and options at the sole discretion of the Board. The Board's discretion will be exercised consistent with key performance indicators developed by the Board after consideration of recommendations with respect thereto by the Compensation Committee of the Board and the Chief Executive Officer, along with such other then reasonable and relevant considerations concerning the Bank or the Employee that may affect whether a bonus is appropriate under the circumstances and the amount of such bonus.
5.    Fringe Benefits.
(a)    Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Bank maintains generally for the benefit of all of its full‑time employees if the plan relates to (i) pension, profit-sharing or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.
(b)    Business Education and Coaching. Employee is entitled to receive reimbursement of reasonable expenses related to business education and executive coaching up to a maximum of $7,500 per calendar year during the Agreement's term. Eligible expenses include all reasonable fees related to attending professional seminars, peer group affiliations and meetings, and executive coaching, with the prior approval of the CEO.
(c)    Employee Benefits; Expenses. The Employee shall participate in any fringe benefits programs that are or may become available to the Bank's senior management employees and that are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out‑of‑pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation and approval of such expenses in accordance with the policies of the Bank.
(d)    Liability Insurance; Indemnification.
(i)    The Bank shall provide the Employee (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Bank's expense or, in lieu thereof, shall indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities). Such expenses and liabilities shall include, but are not limited to, judgments, court costs, attorneys' fees and the cost of reasonable settlements, and such settlements shall be approved by the Board; provided, however, that such indemnification shall not extend to matters as to which the Employee is finally adjudged to be liable for willful misconduct or gross negligence in the performance of his duties as a director or officer of the Bank.

(ii)    Employee shall indemnify and hold the Bank harmless with respect to any liability and loss of damages threatened against or incurred by the Bank, including actual attorney's fees, to the extent caused by Employee's breach of his obligations under this Agreement.
6.    Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending on the two-year anniversary of the Effective Date (or such earlier date as is determined in accordance with section 10).
7.    Noncompetition and Nondisclosure.
(a)    During Employment. During the period of his employment hereunder and except for illnesses, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote his full business time, attention, skill and efforts to the faithful performance of his duties to the Bank hereunder and/or to its affiliates; provided, however, that from time to time the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations that will not present, in the reasonable opinion of the Board, any conflict of interest with the Bank or any of its subsidiaries or affiliates or unfavorably affect the performance of the Employee's duties pursuant to this Agreement and that will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank and/or its affiliates or, without the prior approval of the Board, be gainfully employed in any other position or job other than as provided above.
(b)    Noncompetition. For a one-year period following the termination of the Employee's employment with the Bank, for any reason or without reason and whether by the Bank or the Employee, the Employee shall not:
(iii)    in any capacity (whether as an employee, officer, director, partner, manager, consultant or agent) directly or indirectly advise, manage, render or perform services that are the same or substantially similar to those duties and responsibilities Employee performed for the Bank during the Measurement Period (as defined below) to any Competitor (as defined below). This restriction shall not apply to any activities conducted on behalf of an entity that is not a financial institution or owned or controlled by a financial institution, except to the extent such activities are for the benefit of a competitor.
(iv)    contact, solicit, or service, or assist another person or entity to contact, solicit, or service, any Customer (as defined below) for the purpose of providing products or services that are competitive with those provided by the Bank to such Customer during the Measurement Period (as defined below).

(v)    request or advise any Customer, or any supplier or vendor of the Bank who currently have, or have had, business relationships with the Bank during the Measurement Period, to withdraw, curtail, or cancel any of their business or relations with the Bank.
(vi)    directly or indirectly, in any capacity, induce or attempt to induce any employee of the Bank with whom Employee had substantial contact during the Measurement Period (as defined below) to terminate his or her relationships or breach any of his or her agreements with Company. Nothing in this Agreement shall otherwise prohibit Employee's future employer from hiring the Bank's employees without Employee's direct or indirect involvement.
(c)    Nondisclosure. Employee agrees that during the term of Employee's employment relationship with the Bank and until the first to occur of (i) such time as the Confidential Information becomes generally available to the public through no fault of Employee or any other person under a duty of confidentiality to the Bank, (ii) such time as the Confidential Information no longer provides a benefit to the Bank, or (iii) the 12 month anniversary of the termination of Employee's employment with the Bank, Employee will not, directly or indirectly, in any capacity, use or disclose, or cause to be used or disclosed, in any geographic area in which or to any person or entity to which such use or disclosure could harm the business interests of the Bank, any Confidential Information. This provision does not prohibit Employee's use of general skills acquired prior to or during employment by the Bank, as long as such use does not involve the use or disclosure of Confidential Information or the Bank's trade secrets. This provision also does not prohibit Employee from disclosing Confidential Information to other Bank employees to the extent necessary to perform Employee's job responsibilities.
(d)    Definitions.
(i)    "Competitor" shall mean any individual or entity that sells products or services competitive with the Bank's products or services in the same or substantially similar industry as the Bank and is located within a 50-mile radius of: (i) Bank’s Headquarters in Eau Claire, Wisconsin, at the time of termination of Employee's employment; or (ii) the principal business location of any Bank branch with assets of more than $250 million in an MSA of 100,000 or less, owned or controlled by the Bank, during the Measurement Period.
(ii)    "Measurement Period" shall mean the twenty-four (24) month period preceding the termination of Employee's employment with Company.
(iii)    "Customer" shall mean any Bank customer, potential customer or provider of consumer indirect paper loan dealer of consumer products that funds purchases with indirect paper loans [a] with whom Employee had material contact as an employee of the Bank during the Measurement Period; [b] whose dealings with the Bank were coordinated or supervised, in whole or in part, by Employee during the Measurement Period; or [c] about whom Employee obtained Special Knowledge (as defined below) as a result of Employee's position with the Bank during the Measurement Period.

(iv)    "Special Knowledge" means confidential information that is possessed by or developed for the Bank in the course of servicing, representing or soliciting a customer, potential customer, vendor, distributor, or manufacturer, including, but not limited to, existing or proposed bids, marketing plans and strategies, pricing and cost information, negotiations strategies, sales strategies and information generated for customer engagements.
(v)    "Confidential Information" means confidential and proprietary information, to the extent it is not a trade secret, that is possessed by or developed for Company and/or its related entities and that relates to the business or technology of the Bank and/or its related entities, including but not limited to compounds, formulations, strategic plans, methods, products, procedures, processes, techniques, designs, job organization systems, business plans and strategies, existing or proposed bids, bidding strategies, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiation strategies, sales strategies and plans, training information and materials, Bank employee compensation and other Bank employee information, customer or potential customer lists, customer purchasing history, information generated for customer engagements, and other similar confidential and proprietary information. Confidential Information also includes information received by the Bank from others which the Bank has an obligation to treat as confidential, including information obtained in connection with customer engagements. Confidential Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to the Bank.
(e)    Specific Performance. The Employee acknowledges and agrees that irreparable injury to the Bank may result in the event that the Employee breaches any provision of this section 7 and that the remedy at law for such breach will be inadequate. If the Employee engages in any act in violation of any provision of this section 7, the Employee agrees that the Bank shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond.
(f)    Trade Secrets. Notwithstanding the provisions of section 7(c), the parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides the Bank with broader protection than that provided in this Agreement. During Employee's employment by the Bank, Employee shall do what is reasonably necessary to prevent misappropriation or unauthorized disclosure of the trade secrets of the Bank. After termination of employment, Employee shall not use or disclose the trade secrets of the Bank as long as they remain trade secrets.
(g)    Subsequent Employers. The Employee agrees that the Bank may notify any other employer of the Employee or any other third party about the Employee's obligations under this section 7 until such time as the Employee has performed all of the Employee's obligations hereunder. Upon the Bank's request, the Employee agrees to provide the Bank with information, including, but not limited to, supplying details of the Employee's subsequent employment, sufficient to verify that the Employee has not or is not breaching any covenant in this section 7.
(h)    Consideration. The parties agree that, due to the nature of the Employee's position, the Employee will have regular and extensive interaction and will oversee relations with Customers and that the restrictive covenants contained in this section 7 are reasonable and necessary for the protection of the Bank's business and to prevent great damage or loss to the Bank as a result of action taken by the Employee. The Employee acknowledges that the restrictions contained in this section 7 are reasonable and that he could continue to actively pursue his career and earn sufficient compensation in the same or similar business without breaching any of such restrictions. Employee further acknowledges that the Bank would not be willing to enter this Employment Agreement with Employee, and would not provide Employee with the compensation and benefits described herein, without Employee agreeing to the restrictions in this section 7.
(i)    Exclusions. Nothing contained in this section 7 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank or, solely as a passive or minority investor, in any business.
8.    Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide the Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.
9.    Vacation and Sick Leave.
(a)    Vacation. The Employee shall be entitled to twenty (20) days of vacation per calendar year (January 1 through December 31) in accordance with the policies that the Board periodically establishes for senior management employees of the Bank, which shall comply with any applicable federal or state laws or policies. Employee's days of vacation shall be prorated in the first and final calendar years of this Employment Agreement. Vacations shall be scheduled in a reasonable manner approved by the CEO. The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation nor shall he be entitled to accumulate unused vacation from one fiscal year to the next, except to the extent authorized by the Board.
(b)    Leaves. In addition to the aforesaid paid vacation, the Employee may, without loss of pay, take employment leaves for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.
(c)    Sick Leave. The Employee shall be entitled to an annual sick leave benefit as established by Bank policy for senior management officials of the Bank. The

Employee shall not receive any additional compensation from the Bank on account of his failure to take sick leave.
10.    Termination. In addition to expiration of the term provided for in section 6, Employee's employment hereunder may be terminated under the following circumstances:
(a)    Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the salary due the Employee through the last day of the calendar month in which the Employee died.

(b)    Disability.
(i)    The Bank may terminate the Employee's employment after having established the Employee's Disability, except for its obligation to provide long-term disability insurance during the portion of the term of the Agreement that would remain but for such termination for disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs the Employee's ability to substantially perform his duties under this Agreement and that results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, that impairs, or that can be expected to impair, the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days).
(ii)    During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.
(c)    Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall include termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties to the reasonable satisfaction of the Board after written notice of such failure and a reasonable opportunity to cure, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.
(d)    Without Cause.

(i)    The Board may, by written notice to the Employee, immediately terminate Employee's employment at any time for a reason other than Cause, in which event the Employee shall be entitled to receive the following compensation and benefits: [a] the salary provided pursuant to section 2 hereof for one (1) year following termination (the "Severance Period") without cause; and [b] at the Bank's election, either [i] cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other fringe benefits (which may include bonuses at the discretion of the Board) that the Employee would have been eligible to participate during the Severance Period in based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment, or [ii] continued participation under such Bank benefit plans during the Severance Period, but only to the extent the Employee continues to qualify for participation therein. Compensation payable to Employee under this Section 10(d) shall be payable according to the regular payroll intervals on which the Bank pays its employees generally.
(ii)    Notwithstanding the foregoing, the amount payable under clause (d)(i) hereof shall be reduced as follows:
[a]    to the extent that on the date of the Employee's termination of employment, the amounts payable under this section (d) exceed any limitation on severance benefits under applicable provisions of state or federal banking laws, rules or regulations;
[b]    by 50% of the compensation received by Employee during the Severance Period by reason of the full‑time employment of Employee by a new employer that is a financial institution making loans to and taking deposits from the general public. Upon obtaining full‑time employment during the Severance Period, Employee shall notify the Bank in writing of the commencement of the employment and the compensation that Employee will receive respect thereto; and
[c]    if Employee breaches the provisions of Section 7 and fails to cure such breach within five (5) days after written notice thereof, all remaining severance compensation due under Section (d)(i) or 7(g) shall be forfeited.
(e)    Termination or Suspension Under Federal Law.
(i)    If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. § 1818(e)(4) and (g)(l)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.
(ii)    If the Bank is in default (as defined in section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this paragraph shall not affect the vested rights of the parties.
(iii)    All obligations under this Agreement may be terminated, except to the extent that continuation of this Agreement is necessary for the continued operation of the

Bank [a] by an appropriate officer of the Bank's primary federal regulator, or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDIA, or [b] at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.
(iv)    If a notice served under section 8(e)(3) or (g)(l) of the FDIA (12 U.S.C. § 1818(e)(3) or (g)(l)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion [a] pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and/or [b] reinstate (in whole or in part) any of its obligations which were suspended.
(f)    Termination for Good Reason. Employee may terminate his employment with the Bank for Good Reason (as defined below), in which case the Employee shall be entitled to receive the same compensation, rights and benefits as if the Employee's employment had been terminated by the Bank without Cause pursuant to the provisions of section 10(d) above on the date of such termination for Good Reason. "Good Reason" means any of the following:
(i)    a substantial and material reduction in Employee's position, duties, and responsibilities as Chief Financial Officer;
(ii)    any failure by the Bank to comply with any of the compensation provisions of this Agreement, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith; or
(iii)    the Bank's requiring the Employee to be based at any office or location outside of a 50‑mile radius around the location at which Employee performed his principal duties on the date of execution of this Agreement;
(iv)    Notwithstanding the foregoing, a termination shall not be treated as for Good Reason [a] if Employee has consented in writing to the event giving rise to the claim of Good Reason; or [b] unless Employee has delivered a written notice to the Board within 60 days of having actual knowledge of the such event and stating his intention to terminate his employment for Good Reason and specifying the factual basis for such termination; and such event is not cured within 30 days of the Board's receipt of such written notice.
(g)    Termination after Change in Control. If, within 30 calendar days following a Change of Control (as defined below), Employee chooses not to accept continued employment with the Bank, the Employee shall be entitled to receive the equivalent of one (1) years of salary, 50% of which shall be paid in a lump sum within 60 days following the change in control and the balance paid at the same monthly rate as his then current salary pursuant to section 2, and no other compensation or benefits, including those listed under section 10(d)(i)(b), other than health benefits which shall be provided for one year if allowable under the Bank's health insurance coverage at rates the same as other eligible employees. "Change of Control" means any of the following:
(i)    The acquisition by any individual, entity or group (a "Person") (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 25% or more of either [a] the then outstanding shares of common stock of Citizens Community Bancorp, Inc. (the "Company") or the Bank (the "Outstanding Common Stock") or [b] the combined voting power of the then outstanding voting securities of the Company or the Bank entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: [i] any acquisition directly from the Company or the Bank, [ii] any acquisition by the Company or the Bank, [iii] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or the Bank or any corporation controlled by the Company.
(ii)    Individuals who, as of the date hereof, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.
(iii)    Approval by the shareholders of the Company or the Bank of a reorganization, merger or consolidation (a "Business Combination") of the Company or the Bank, in each case, unless, following such Business Combination, the Company and the Bank or their successors as a result of the Business Combination continue to be controlled by Persons who were the holders of the Outstanding Common Stock immediately prior to the Business Combination.
(iv)    Approval by the shareholders of the Company or the Bank of [a] a complete liquidation or dissolution of the Company or [b] the sale or other disposition of all or substantially all of the assets of the Company or the Bank.
(h)    Voluntary Termination by the Employee. The Employee may voluntarily terminate his employment with the Bank during the term of this Agreement for any reason other than Good Reason upon at least 60 days' prior written notice to the Board, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination. Employee's failure to give 60 days' prior written notice will, at the Bank's discretion, make Employee liable for the costs related to hiring a suitable replacement.
11.    Income Tax Withholding. The Bank may withhold all federal and state income or other taxes from any benefit payable under the Agreement as shall be required pursuant to any law or government regulation or ruling.
12.    Effect of Securities Laws. Any incentive-based compensation (including stock options) provided for in this Agreement is subject to securities laws and applicable financial institution laws and regulations regarding recovery of erroneously-awarded executive compensation.
13.    Successors and Assigns.
(a)    Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon Employee and any corporate or other successor of the Bank that shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.
(b)    Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude: (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.
14.    Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.
15.    Applicable Law. Except to the extent preempted by federal law, the laws of the State of Wisconsin shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.
16.    Golden Parachute Payments. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.
17.    Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. The parties agree that each covenant contained in sections 7(a), 7(b)(i), 7(b)(ii), 7(b)(iii), 7(b)(iv), and 7(c) is separate and independent.
18.    Attorney's Fees. In any action alleging breach of this Agreement, the prevailing party shall receive from the other party the actual costs, expenses, and attorney's fees that the prevailing party incurred in either prosecuting or defending the action.
19.    Entire Agreement. This Agreement represents the entire agreement of the parties and, effective on the Effective Date, supersedes any prior agreement between them concerning the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.
CITIZENS COMMUNITY FEDERAL
/s/ Richard McHugh
By: Richard McHugh
Its: Chairman of the Board

EMPLOYEE:
/s/ Mark C. Oldenberg
Mark C. Oldenberg